Exhibit 10.18
ADDENDUM TO EMPLOYMENT
AND NONCOMPETITION AGREEMENT
     This Addendum to the Employment and Noncompetition Agreement (“Addendum”) between SCI Executive Services, Inc., a Delaware Corporation (the “Company”) and the undersigned executive of the Company (the “Employee”), is executed as of December 1, 2005.
     The Company and the Employee have previously entered into an Employment and Noncompetition Agreement (“Agreement”).
     This Addendum is intended to (i) supplement and modify such Agreement in order to comply with applicable provisions of the Internal Revenue Code Section 409A, and (ii) extend the term of the Agreement.
     This Agreement is modified effective as of December 31, 2005 as follows:
1.	Notwithstanding the applicable provisions of this Agreement regarding timing of distribution of payments, the following special rules shall apply in order for this Agreement to comply with IRC §409A: (i) to the extent any distribution is to a “specified employee” (as defined under IRC §409A) and to the extent such applicable provisions of IRC §409A require a delay of such distributions by a six month period after the date of such Employee’s separation of service with the Company, the provisions of this Agreement shall be construed and interpreted as requiring a six month delay in the commencement of such distributions thereunder, and (ii) in the event there are any installment payments under this Agreement that are required to be delayed by a six month period in order to comply with IRC §409A, the monthly installments that would have been paid during such six month delay shall be accumulated and paid to the Employee in a single lump sum within five business days after the end of such six month delay, and (iii) the Company shall not have the discretion to prepay any installment payments otherwise provided under this Agreement.

2.	To the extent of any compliance issues under Internal Revenue Code Section 409A, the Agreement shall be construed in such a manner so as to comply with the requirements of such provision so as to avoid any adverse tax consequences to the Employee.

3.	The term of the Agreement is hereby extended to December 31, 2006.
     EXECUTED as of the date first written above.

SCI Executive Services, Inc.		Employee

By:	/s/ Curtis G. Briggs	/s/ James M. Shelger

Name:	Curtis G. Briggs	Name: James M. Shelger
Title:	Vice President